 Exhibit 99.1

MPG OFFICE TRUST REPORTS
FOURTH QUARTER 2010 FINANCIAL RESULTS

LOS ANGELES, March 2, 2011 – MPG Office Trust, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today reported results for the quarter ended December 31, 2010.

Quarterly and Full-Year Highlights
Balance Sheet
We had $159.7 million of cash as of December 31, 2010 (excluding restricted cash related to Properties in Default), of which $46.9 million was unrestricted and $112.8 million was restricted.

Leasing Activity
During the fourth quarter of and full year 2010, we completed new leases and renewals totaling approximately 251,000 square feet and 1,810,000 square feet (including our pro rata share of our joint venture properties), respectively.

Properties in Default
As of December 31, 2010, the mortgage loans on the following properties were in default: Stadium Towers Plaza, 500 Orange Tower and City Tower in Central Orange County, 2600 Michelson in Irvine and 550 South Hope in Downtown Los Angeles. We are accruing interest on the $660.0 million of defaulted mortgage loans at the default rate per the applicable loan agreements.  The assets and liabilities of these properties will be removed from our balance sheet upon ultimate disposition of each asset.

Dispositions
During 2010, we disposed of 2385 Northside Drive, Griffin Towers, 17885 Von Karman, Mission City Corporate Center, Park Place II, Pacific Arts Plaza and 207 Goode. These transactions resulted in the elimination of $647.5 million of debt maturing in the next several years and the elimination of $20.4 million in repayment guaranties.

Significant Subsequent Event
On January 27, 2011, we disposed of the 500 Orange Center development site located in Orange, California. We received proceeds from this transaction of $4.7 million, net of transaction costs.

Fourth Quarter 2010 Financial Results
Our earnings in the fourth quarter of 2010 were negatively impacted by impairment charges totaling $214.6 million recorded in connection with the writedown of certain properties to their estimated fair value and the disposition of Pacific Arts Plaza. Including these charges, net loss available to common stockholders for the quarter ended December 31, 2010 was $(138.3) million, or $(2.82) per share, compared to a net loss available to common stockholders of $(299.1) million, or $(6.17) per share, for the quarter ended December 31, 2009.

Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended December 31, 2010 was $(103.7) million, or $(2.12) per share, compared to $(265.4) million, or $(5.48) per share, for the quarter ended December 31, 2009. Our share of FFO before specified items was $1.0 million, or $0.02 per diluted share, for the quarter ended December 31, 2010 as compared to $1.6 million, or $0.03 per diluted share, for the quarter ended December 31, 2009.

The weighted average number of common and common equivalent shares used to calculate basic and diluted earnings per share for the quarter ended December 31, 2010 was 48,981,822 due to our net loss position.  The diluted number of common and common equivalent shares outstanding used to calculate FFO for the quarter ended December 31, 2010 was 49,619,851.

The results reported in this press release for the quarter and year ended December 31, 2010 are unaudited, and there can be no assurance that these results will not vary from the final information that will subsequently be reported in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or before March 16, 2011.  In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results of operations of MPG Office Trust, Inc., MPG Office, L.P. (the “Operating Partnership”) and the subsidiaries of the Operating Partnership for the quarter and year ended December 31, 2010 have been included.

As of December 31, 2010, our office portfolio (including Properties in Default) was comprised of whole or partial interests in 24 office properties totaling approximately 15 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 9 million square feet, which accommodates approximately 27,000 vehicles.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Thursday, March 3, 2011, to discuss the financial results of the fourth quarter and provide a company update.  The conference call can be accessed by dialing (866) 394-8461 (Domestic) or (706) 758-3042 (International), ID number 46303350.  The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com.  Our Supplemental Operating and Financial Data package is available at the Investor Relations section of our website, located at www.mpgoffice.com under “Financial Reports–Quarterly & Other Reports.”

A replay of the conference call will be available approximately two hours following the call through March 6, 2011.  To access this replay, dial (800) 642-1687 (Domestic) or (706) 645-9291 (International).  The required passcode for the replay is ID number 46303350.  The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com.

About MPG Office Trust, Inc.
MPG Office Trust, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. MPG Office Trust, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

Business Risks
This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include: risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with the timing and consequences of loan defaults and related asset dispositions; risks associated with our liquidity situation; risks associated with our dependence on key personnel whose continued service is not guaranteed; risks associated with the continued or increased negative impact of the current credit crisis and global economic slowdown; risks associated with contingent guaranties by our Operating Partnership; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with increases in interest rates, volatility in the securities markets and contraction in the credit markets affecting our ability to extend or refinance existing loans as they come due; risks associated with management’s focus on asset dispositions, loan defaults, cash generation and general strategic matters; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; and risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K/A filed on April 30, 2010 with the Securities and Exchange Commission. The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	MPG Office Trust, Inc.
Peggy Moretti
Executive Vice President, Investor and Public Relations
(213) 613-4558

MPG OFFICE TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
Investments in real estate	$3,063,186	$3,852,198
Less: accumulated depreciation	(668,328)	(659,753)
Investments in real estate, net	2,394,858	3,192,445

Cash and cash equivalents	46,864	90,982
Restricted cash	142,795	151,736
Rents and other receivables, net	5,809	6,589
Deferred rents	60,609	68,709
Due from affiliates	1,819	2,359
Deferred leasing costs and value of in-place leases, net	91,311	114,875
Deferred loan costs, net	13,972	20,077
Acquired above-market leases, net	4,498	8,160
Other assets	8,477	11,727
Total assets	$2,771,012	$3,667,659

LIABILITIES AND DEFICIT
Liabilities:
Mortgage and other loans	$3,576,493	$4,248,975
Accounts payable and other liabilities	195,354	195,441
Capital leases payable	1,465	2,611
Acquired below-market leases, net	44,026	77,609
Total liabilities	3,817,338	4,524,636

Deficit:
Stockholders’ Deficit:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 7.625% Series A Cumulative Redeemable Preferred Stock, $25.00 liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common stock, $0.01 par value, 100,000,000 shares authorized; 48,925,499 and 47,964,605 shares issued and outstanding at December 31, 2010 and 2009, respectively	489	480
Additional paid-in capital	701,752	701,781
Accumulated deficit and dividends	(1,594,407)	(1,420,092)
Accumulated other comprehensive loss	(29,079)	(36,289)
Total stockholders’ deficit	(921,145)	(754,020)
Noncontrolling Interests:
Common units of our Operating Partnership	(125,181)	(102,957)
Total deficit	(1,046,326)	(856,977)
Total liabilities and deficit	$2,771,012	$3,667,659

MPG OFFICE TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	Dec. 31, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009
Revenue:
Rental	$59,410	$62,543	$244,339	$251,746
Tenant reimbursements	24,876	24,761	93,139	98,907
Hotel operations	5,602	5,565	20,662	20,623
Parking	9,876	10,740	40,786	42,979
Management, leasing and development services	1,365	1,567	4,669	6,894
Interest and other	199	382	3,301	2,692
Total revenue	101,328	105,558	406,896	423,841
Expenses:
Rental property operating and maintenance	25,414	25,845	93,884	96,656
Hotel operating and maintenance	3,779	3,763	14,554	14,064
Real estate taxes	7,882	7,230	32,247	34,878
Parking	2,844	2,911	11,257	11,654
General and administrative	906	10,325	23,103	35,106
Other expense	1,779	1,335	6,341	6,034
Depreciation and amortization	28,837	31,243	118,179	129,358
Impairment of long-lived assets	210,122	118,957	210,122	258,874
Interest	61,704	59,192	238,751	228,226
Total expenses	343,267	260,801	748,438	814,850
Loss from continuing operations before equity in net income (loss) of unconsolidated joint venture and gains on sale of real estate	(241,939)	(155,243)	(341,542)	(391,009)
Equity in net income (loss) of unconsolidated joint venture	304	229	905	(10,401)
Gains on sale of real estate	—	—	16,591	20,350
Loss from continuing operations	(241,635)	(155,014)	(324,046)	(381,060)
Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	(8,486)	(180,905)	(44,710)	(490,837)
Gains on settlement of debt	97,978	—	156,129	—
Gains on sale of real estate	—	—	14,689	2,170
Income (loss) from discontinued operations	89,492	(180,905)	126,108	(488,667)
Net loss	(152,143)	(335,919)	(197,938)	(869,727)
Net loss attributable to common units of our Operating Partnership	18,634	41,633	25,926	108,570
Net loss attributable to MPG Office Trust, Inc.	(133,509)	(294,286)	(172,012)	(761,157)
Preferred stock dividends	(4,766)	(4,766)	(19,064)	(19,064)
Net loss available to common stockholders	$(138,275)	$(299,052)	$(191,076)	$(780,221)
Basic loss per common share:
Loss from continuing operations	$(4.43)	$(2.89)	$(6.20)	$(7.30)
Income (loss) from discontinued operations	1.61	(3.28)	2.28	(8.91)
Net loss available to common stockholders per share	$(2.82)	$(6.17)	$(3.92)	$(16.21)
Weighted average number of common shares outstanding	48,981,822	48,463,476	48,770,326	48,127,997
Amounts attributable to MPG Office Trust, Inc.:
Loss from continuing operations	$(212,373)	$(135,488)	$(283,040)	$(332,181)
Income (loss) from discontinued operations	78,864	(158,798)	111,028	(428,976)
	$(133,509)	$(294,286)	$(172,012)	$(761,157)

MPG OFFICE TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended		For the Year Ended
		Dec. 31, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009
Reconciliation of net loss available to common stockholders to funds from operations:
Net loss available to common stockholders		$(138,275)	$(299,052)	$(191,076)	$(780,221)
Add:	Depreciation and amortization of real estate assets	30,084	37,186	128,047	167,933
	Depreciation and amortization of real estate assets – unconsolidated joint venture (a)	1,888	2,251	7,522	9,712
	Net loss attributable to common units of our Operating Partnership	(18,634)	(41,633)	(25,926)	(108,570)
	Allocated (unallocated) losses – unconsolidated joint venture (a)	7,233	(1,074)	4,019	(4,019)
Deduct:	Gains on sale of real estate	—	—	31,280	22,520
Funds from operations available to common stockholders and unit holders (FFO) (b)		$(117,704)	$(302,322)	$(108,694)	$(737,685)
Company share of FFO (c) (d)		$(103,726)	$(265,377)	$(95,829)	$(647,574)
FFO per share – basic		$(2.12)	$(5.48)	$(1.96)	$(13.46)
Weighted average number of common shares outstanding – basic		48,981,822	48,463,476	48,770,326	48,127,997
Weighted average number of common and common equivalent shares outstanding – diluted		49,619,851	49,108,575	49,389,548	48,392,609

Reconciliation of FFO to FFO before specified items: (e)
FFO available to common stockholders and unit holders (FFO)		$(117,704)	$(302,322)	$(108,694)	$(737,685)
Add:	Loss from early extinguishment of debt	—	314	485	1,165
	Realized loss on forward-starting interest rate swap	—	—	—	11,340
	Default interest accrued on Properties in Default	10,533	9,342	41,339	13,903
	Writeoff of deferred financing costs related to Properties in Default	—	2,769	1,275	2,769
	Severance-related charges	—	—	—	1,526
	1733 Ocean lease termination charge	—	1,432	—	1,432
	Impairment of long-lived assets	214,579	290,266	233,399	708,570
	Impairment of long-lived assets – unconsolidated joint venture (a)	572	—	572	10,050
Deduct:	Gains on settlement of debt	97,978	—	156,129	—
	Gain on settlement of debt – unconsolidated joint venture (a)	8,838	—	8,838	—
FFO before specified items		$1,164	$1,801	$3,409	$13,070
Company share of FFO before specified items (c) (d)		$1,026	$1,581	$2,997	$11,474
FFO per share before specified items – basic		$0.02	$0.03	$0.06	$0.24
FFO per share before specified items – diluted		$0.02	$0.03	$0.06	$0.24
__________

(a)	Amount represents our 20% ownership interest in our joint venture with Charter Hall Group.

(b)
Funds from Operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements). Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net loss as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our Operating Partnership of approximately 88.1% and 87.8% for the three months ended December 31, 2010 and 2009, respectively.

(d)	Based on a weighted average interest in our Operating Partnership of approximately 87.9% and 87.8% for the years ended December 31, 2010 and 2009, respectively.

(e)
Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt, default interest, the impairment of long-lived assets and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

As of December 31, 2010, the mortgage loans on the following properties were in default: Stadium Towers Plaza, 500 Orange Tower and City Tower in Central Orange County, 2600 Michelson in Irvine and 550 South Hope in Downtown Los Angeles. We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements. We have excluded default interest accrued on Properties in Default as well as the writeoff of deferred financing costs related to the mortgage loans on these properties from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale. Management views these charges as costs to complete the disposition of the related properties.

Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to estimated fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable. In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition. Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included. Management excludes gains from property dispositions, impairment losses and gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition. These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.